EXHIBIT 23.1


                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement(Form S-8) pertaining to the Casual Male Retail Group, Inc. 401(K) Salaried Savings Plan and the Casual Male Retail Group, Inc. 401(K) Hourly Savings Plan, of our report dated March 26, 2003, with respect to the consolidated financial statements and schedule of Casual Male Retail Group,Inc. included in its Annual Report (Form 10-K) for the year ended February 1, 2003, filed with the Securities and Exchange Commission.

								/s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 26, 2004